Exhibit 99.1

IASIS Healthcare Announces Third Quarter 2009 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 5, 2009--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2009.

Net revenue for the third quarter totaled $601.6 million, an increase of 13.0%, compared to $532.6 million in the prior year quarter. Adjusted EBITDA for the third quarter totaled $78.6 million, an increase of 13.3%, compared to $69.3 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the third quarter totaled $20.6 million, an increase of 40.6%, compared to $14.6 million in the prior year quarter.

Admissions and adjusted admissions increased 0.9% and 3.4%, respectively, in the third quarter, compared to the prior year quarter. Net patient revenue per adjusted admission increased 3.8% in the third quarter, compared to the prior year quarter.

Net revenue for the nine months ended June 30, 2009, totaled $1.7 billion, an increase of 12.4%, compared to $1.6 billion in the prior year period. Adjusted EBITDA for the nine months ended June 30, 2009, totaled $231.4 million, an increase of 11.9%, compared to $206.9 million in the prior year period. Net earnings from continuing operations for the nine months ended June 30, 2009, totaled $58.3 million, compared to $42.1 million in the prior year period, an increase of 38.4%.

For the nine months ended June 30, 2009, admissions decreased 1.6% and adjusted admissions increased 1.6%, compared to the prior year period. Net patient revenue per adjusted admission increased 6.1% for the nine months ended June 30, 2009, compared to the prior year period.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “We are pleased with our third quarter results, which include solid revenue and EBITDA growth as well as improvements in volume and cash flows. We believe these results are largely driven by our ability to successfully maintain operational excellence while also employing a disciplined approach to capital investment and effective cash management.”

White added, “We will continue to focus on strengthening our operational and financial position in preparation for the future as we continue to experience the ongoing uncertainties regarding the economy and healthcare reform.”

A listen-only simulcast and 30-day replay of IASIS’ third quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11 a.m. Eastern Time on August 5, 2009. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,789 beds in service and has total annual net revenue of approximately $2.3 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 181,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in volume and revenue related to uncompensated care, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that may adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on operations at our hospitals, our ability to control costs at Health Choice Arizona, Inc. (“Health Choice”), the impact of any significant alteration to the Arizona Health Care Cost Containment System’s (“AHCCCS”) payment structure of its contracts, the possibility of Health Choice’s contract with the AHCCCS being discontinued, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Net revenue:
Acute care revenue	$417,880	$390,538	$1,237,506	$1,149,295
Premium revenue	183,738	142,022	504,410	400,822
Total net revenue	601,618	532,560	1,741,916	1,550,117

Costs and expenses:
Salaries and benefits	164,879	159,689	495,387	475,323
Supplies	63,950	59,907	187,529	177,124
Medical claims	158,919	119,190	422,519	333,652
Other operating expenses	79,708	75,124	237,011	209,117
Provision for bad debts	45,594	40,032	137,892	120,839
Rentals and leases	10,008	9,277	29,221	27,198
Interest expense, net	16,334	17,616	51,129	58,460
Depreciation and amortization	24,217	24,704	73,509	71,143
Management fees	1,250	1,250	3,750	3,750
Hurricane-related property damage	–	–	938	–
Total costs and expenses	564,859	506,789	1,638,885	1,476,606

Earnings from continuing operations before gain (loss) on disposal of assets, minority interests and income taxes	36,759	25,771	103,031	73,511
Gain (loss) on disposal of assets, net	184	(39)	1,497	20
Minority interests	(2,666)	(1,239)	(7,240)	(3,108)

Earnings from continuing operations before income taxes	34,277	24,493	97,288	70,423
Income tax expense	13,715	9,864	38,975	28,280

Net earnings from continuing operations	20,562	14,629	58,313	42,143
Earnings (loss) from discontinued operations, net of income taxes	167	(4,265)	(333)	(6,348)

Net earnings	$20,729	$10,364	$57,980	$35,795

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	June 30, 2009	Sept. 30, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$132,325	$80,738
Accounts receivable, net	241,679	224,138
Inventories	49,708	49,454
Deferred income taxes	37,045	38,860
Prepaid expenses and other current assets	62,270	60,053
Total current assets	523,027	453,243

Property and equipment, net	997,460	1,004,248
Goodwill	782,098	780,599
Other intangible assets, net	30,750	33,000
Other assets, net	33,600	37,057
Total assets	$2,366,935	$2,308,147

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$69,773	$64,851
Salaries and benefits payable	48,598	31,807
Accrued interest payable	2,114	12,460
Medical claims payable	104,306	97,343
Other accrued expenses and other current liabilities	72,865	51,802
Current portion of long-term debt and capital lease obligations	8,426	7,623
Total current liabilities	306,082	265,886

Long-term debt and capital lease obligations	1,052,525	1,106,999
Deferred income taxes	119,069	111,092
Other long-term liabilities	51,455	44,526
Minority interests	53,015	51,875

Member’s equity	784,789	727,769
Total liabilities and member’s equity	$2,366,935	$2,308,147

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Nine Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net earnings	$57,980	$35,795
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss from discontinued operations	333	6,348
Depreciation and amortization	73,509	71,143
Amortization of loan costs	2,257	2,173
Minority interests	7,240	3,108
Deferred income taxes	11,792	11,588
Gain on disposal of assets, net	(1,497)	(20)
Hurricane-related property damage	938	–
Stock compensation costs	420	–
Changes in operating assets and liabilities, net of the effect of acquisition and dispositions:
Accounts receivable, net	(18,854)	(967)
Inventories, prepaid expenses and other current assets	(2,491)	(34,117)
Accounts payable, other accrued expenses and other accrued liabilities	39,231	(36,449)
Net cash provided by operating activities–continuing operations	170,858	58,602
Net cash provided by operating activities–discontinued operations	1,548	568
Net cash provided by operating activities	172,406	59,170

Cash flows from investing activities:
Purchases of property and equipment, net	(66,608)	(87,705)
Cash paid for acquisition, net	(1,521)	(16,668)
Proceeds from sale of assets	5,240	353
Change in other assets, net	1,832	2,869
Net cash used in investing activities–continuing operations	(61,057)	(101,151)
Net cash provided by (used in) investing activities–discontinued operations	10	(899)
Net cash used in investing activities	(61,047)	(102,050)

Cash flows from financing activities:
Proceeds from debt borrowings	–	337,200
Payment of debt and capital lease obligations	(53,672)	(304,587)
Distribution of minority interests	(4,721)	(3,743)
Proceeds received from sale (costs paid for repurchase) of partnership interests, net	(1,379)	15,648
Net cash provided by (used in) financing activities–continuing operations	(59,772)	44,518
Net cash used in financing activities–discontinued operations	–	(304)
Net cash provided by (used in) financing activities	(59,772)	44,214

Change in cash and cash equivalents	51,587	1,334
Cash and cash equivalents at beginning of period	80,738	–
Cash and cash equivalents at end of period	$132,325	$1,334

Supplemental disclosure of cash flow information:
Cash paid for interest	$60,519	$75,911
Cash paid (received) for income taxes, net	$3,834	$(3,286)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended June 30, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$417,880	$–	$–	$417,880
Premium revenue	–	183,738	–	183,738
Revenue between segments	2,542	–	(2,542)	–
Net revenue	420,422	183,738	(2,542)	601,618

Salaries and benefits	159,979	4,900	–	164,879
Supplies	63,905	45	–	63,950
Medical claims	–	161,461	(2,542)	158,919
Other operating expenses	75,876	3,832	–	79,708
Provision for bad debts	45,594	–	–	45,594
Rentals and leases	9,635	373	–	10,008
Adjusted EBITDA (1)	65,433	13,127	–	78,560

Interest expense, net	16,334	–	–	16,334
Depreciation and amortization	23,320	897	–	24,217
Management fees	1,250	–	–	1,250

Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	24,529	12,230	–	36,759
Gain on disposal of assets, net	184	–	–	184
Minority interests	(2,666)	–	–	(2,666)
Earnings from continuing operations before income taxes	$22,047	$12,230	$–	$34,277
	For the Quarter Ended June 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$390,538	$–	$–	$390,538
Premium revenue	–	142,022	–	142,022
Revenue between segments	2,591	–	(2,591)	–
Net revenue	393,129	142,022	(2,591)	532,560

Salaries and benefits	155,221	4,468	–	159,689
Supplies	59,847	60	–	59,907
Medical claims	–	121,781	(2,591)	119,190
Other operating expenses	70,490	4,634	–	75,124
Provision for bad debts	40,032	–	–	40,032
Rentals and leases	8,964	313	–	9,277
Adjusted EBITDA (1)	58,575	10,766	–	69,341

Interest expense, net	17,616	–	–	17,616
Depreciation and amortization	23,780	924	–	24,704
Management fees	1,250	–	–	1,250

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	15,929	9,842	–	25,771
Loss on disposal of assets, net	(39)	–	–	(39)
Minority interests	(1,239)	–	–	(1,239)
Earnings from continuing operations before income taxes	$14,651	$9,842	$–	$24,493

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, gain (loss) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Nine Months Ended June 30, 2009
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,237,506	$–	$–	$1,237,506
Premium revenue	–	504,410	–	504,410
Revenue between segments	6,551	–	(6,551)	–
Net revenue	1,244,057	504,410	(6,551)	1,741,916

Salaries and benefits	480,634	14,753	–	495,387
Supplies	187,316	213	–	187,529
Medical claims	–	429,070	(6,551)	422,519
Other operating expenses	220,272	16,739	–	237,011
Provision for bad debts	137,892	–	–	137,892
Rentals and leases	28,038	1,183	–	29,221
Hurricane–related property damage	938	–	–	938
Adjusted EBITDA (1)	188,967	42,452	–	231,419

Interest expense, net	51,129	–	–	51,129
Depreciation and amortization	70,860	2,649	–	73,509
Management fees	3,750	–	–	3,750
Earnings before gain on disposal of assets, minority interests and income taxes	63,228	39,803	–	103,031
Gain on disposal of assets, net	1,497	–	–	1,497
Minority interests	(7,240)	–	–	(7,240)
Earnings from continuing operations before income taxes	$57,485	$39,803	$–	$97,288
Segment assets	$2,141,103	$225,832		$2,366,935
Capital expenditures – continuing operations	$65,810	$798		$66,608
Goodwill	$776,341	$5,757		$782,098
	For the Nine Months Ended June 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,149,295	$–	$–	$1,149,295
Premium revenue	–	400,822	–	400,822
Revenue between segments	7,270	–	(7,270)	–
Net revenue	1,156,565	400,822	(7,270)	1,550,117

Salaries and benefits	462,479	12,844	–	475,323
Supplies	176,943	181	–	177,124
Medical claims	–	340,922	(7,270)	333,652
Other operating expenses	195,672	13,445	–	209,117
Provision for bad debts	120,839	–	–	120,839
Rentals and leases	26,311	887	–	27,198
Adjusted EBITDA (1)	174,321	32,543	–	206,864

Interest expense, net	58,460	–	–	58,460
Depreciation and amortization	68,425	2,718	–	71,143
Management fees	3,750	–	–	3,750
Earnings from continuing operations before gain on disposal of assets, minority interests and income taxes	43,686	29,825	–	73,511
Gain on disposal of assets, net	20	–	–	20
Minority interests	(3,108)	–	–	(3,108)
Earnings from continuing operations before income taxes	$40,598	$29,825	$–	$70,423
Segment assets	$2,068,423	$178,914		$2,247,337
Capital expenditures – continuing operations	$87,425	$280		$87,705
Goodwill	$773,688	$5,757		$779,445

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	15	15	15	15
Beds in service at end of period	2,789	2,644	2,789	2,644
Average length of stay (days)	4.7	4.7	4.7	4.7
Occupancy rates (average beds in service)	46.2%	48.8%	47.5%	50.1%
Admissions	25,229	25,004	75,628	76,883
Percentage change	0.9%		(1.6%)
Adjusted admissions	42,780	41,371	126,615	124,667
Percentage change	3.4%		1.6%
Patient days	117,378	117,304	354,332	361,372
Adjusted patient days	191,157	186,242	569,229	562,959
Outpatient revenue as a % of gross patient revenue	39.6%	37.8%	38.8%	36.2%

(1)Excludes Mesa General Hospital, which is included in discontinued operations.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Consolidated Results
Net earnings from continuing operations	$20,562	$14,629	$58,313	$42,143
Add:
Interest expense, net	16,334	17,616	51,129	58,460
Income tax expense	13,715	9,864	38,975	28,280
Depreciation and amortization	24,217	24,704	73,509	71,143
Loss (gain) on disposal of assets, net	(184)	39	(1,497)	(20)
Minority interests	2,666	1,239	7,240	3,108
Management fees	1,250	1,250	3,750	3,750
Adjusted EBITDA (1)	$78,560	$69,341	$231,419	$206,864

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss (gain) on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications